UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2024

Invesco Mortgage Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Spring Street, N.W., Suite 2500,
Atlanta,	Georgia	30309
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	IVR	New York Stock Exchange
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock	IVR PrB	New York Stock Exchange
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	IVR PrC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On May 8, 2024, Invesco Mortgage Capital Inc. (the “registrant”) issued a press release announcing its financial results for the quarter ended March 31, 2024 (the “Release”).

The Release is attached to this Report as Exhibit 99.1 and the information contained in the Release is incorporated into this Item 2.02 by this reference. The information contained in this Item 2.02 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in such filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Invesco Mortgage Capital Inc. (the “Company”) was held on May 7, 2024. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board's solicitations. At this meeting, the stockholders were requested to: (1) elect a Board of Directors, (2) approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the proxy statement, (3) approve the amendment and restatement of the Invesco Mortgage Capital Inc. 2009 Equity Incentive Plan (the “Amended and Restated Plan”), and (4) appoint the independent registered public accounting firm for the fiscal year ending December 31, 2024, all of which were described in the proxy statement. The following actions were taken by the Company's stockholders with respect to each of the foregoing items:

1. Election of a Board of Directors. All the nominees for director were re-elected with at least 95% of the votes cast. With respect to each nominee, the total number of broker non-votes was 12,368,174. The table below sets forth the voting results for each director.

Name of Nominee	Votes Cast “For”	Votes Cast “Against”	Abstentions
John S. Day	16,615,384	762,931	157,522
Carolyn L. Gibbs	16,855,844	521,786	158,207
Carolyn B. Handlon	16,729,948	649,991	155,898
Katharine W. Kelley	16,728,220	651,467	156,150
Don H. Liu	16,728,733	657,055	150,049
Dennis P. Lockhart	16,725,449	653,464	156,924
Beth A. Zayicek	16,834,036	555,845	145,956

2. Advisory vote on executive compensation. Our stockholders approved, on an advisory, non-binding basis, the compensation of our named executive officers by the affirmative vote of 92% of the votes cast. The total number of broker non-votes was 12,368,174. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
15,887,471	1,448,413	199,953

3. Approval of the Amendment and Restatement of the Invesco Mortgage Capital Inc. 2009 Equity Incentive Plan. Our stockholders approved the Amended and Restated Plan by an affirmative vote of 92% of the votes cast. The total number of broker non-votes was 12,368,174.

Votes Cast “For”	Votes Cast “Against”	Abstentions
16,014,085	1,310,323	211,429

4. Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The proposal was approved by the stockholders by 94% of the votes cast, and the voting results were as follows. There were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
27,765,128	1,809,879	329,004

Item 8.01	Other Events.
On May 7, 2024 the stockholders of the Company approved the Amended and Restated Plan as described above. A description of the material terms of the Amended and Restated Plan is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 22, 2024. The description of the Amended and Restated Plan is summary in nature and is qualified in its entirety by reference to the Amended and Restated Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On May 8, 2024, the registrant issued a press release announcing that as of May 3, 2024, its book value per common share is estimated to be in the range of $9.64 to $10.04.(1)

(1)Book value per common share as of May 3, 2024 is adjusted to exclude a pro rata portion of the current quarter’s common stock dividend (which for purposes of this calculation is assumed to be the same as the previous quarter) and is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($106.4 million and $184.9 million as of May 3, 2024, respectively), divided by total common shares outstanding of 48.8 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Invesco Mortgage Capital Inc. 2009 Equity Incentive Plan as Amended and Restated
99.1	Press Release, dated May 8, 2024, issued by Invesco Mortgage Capital Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By: /s/ R. Lee Phegley, Jr.
R. Lee Phegley, Jr.
Chief Financial Officer

Date: May 8, 2024